Exhibit 5.2

January 11, 2013

Energy Corporation of America

4643 South Ulster Street, Suite 1100

Denver, Colorado  80237

Re:                             ECA Marcellus Trust I

Ladies and Gentlemen:

We have acted as special counsel to Energy Corporation of America, a West Virginia corporation (the “Company”), in connection with the proposed offer to exchange common units of ECA Marcellus Trust I (the “Trust Units”), a Delaware statutory trust (the “Trust”), for depositary units of Eastern American Natural Gas Trust filed on Form S-4, File No. 333-185397, filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2012 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

(a)                                 the certificate of formation of the Company, as filed with the office of the Secretary of State of the State of West Virginia on May 26, 1995;

(b)                                 the Articles of Incorporation of the Company, dated May 25, 1995, the Articles of Amendment to Articles of Incorporation of the Company, dated August 12, 1998, and the Articles of Amendment to Articles of Incorporation of the Company, dated December 10, 1998;

(c)                                  The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 19, 2010 (the “Certificate”); and

(d)                                 the Amended and Restated Trust Agreement, dated as of July 7, 2010, by and among Energy Corporation of America, a West Virginia corporation (the “Company”), The Corporation Trust Company (the “Delaware Trustee”) and The Bank of New York Mellon Trust

Company, N.A., as trustee (the “Trustee”) (as so amended and restated, the “Trust Agreement”).

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed further that the Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power, authority and legal right to issue the Trust Units under the Amended and Restated Trust Agreement. We are opining herein as to the Code of West Virginia, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. The Company is a corporation duly formed and validly existing under the laws of the State of West Virginia with corporate power and authority to execute and deliver the Trust Documents. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of West Virginia.

2. The execution, delivery and performance of the Trust Documents have been duly authorized by all necessary corporate action of the Company, and the Trust Agreement has been duly executed and delivered by the Company.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Goodwin & Goodwin, LLP

Goodwin & Goodwin, LLP